EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-134316, 333-117489, 33-53589, 2-94436, 333-57608, 333-57575, 333-46901, 333-41363, 333-65265, 333-41904, 333-37308, 333-70560 and 33-63958) of our reports dated August 26, 2010, with respect to the consolidated financial statements and schedule of International Rectifier Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of International Rectifier Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended June 27, 2010.

                                                 /s/Ernst & Young LLP

Los Angeles, California
August 26, 2010